UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 5, 2020

TESSCO Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	001-33938	52-0729657
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11126 McCormick Road, Hunt Valley, Maryland 21031

(Address of principal executive offices) (Zip Code)

(410) 229-1000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	TESS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Information.

On April 5, 2020, the Board of Directors (the “Board”) of Tessco Technologies Incorporated (the “Company”), and the Nominating and Governance Committee of the Board, took several actions focused on matters of corporate governance and diversity of the Board.

The Board adopted resolutions under which it stated its plans to nominate one female director for election to the Board at the 2020 Annual Meeting of Shareholders, and advised the Company’s shareholders to expect to see an increase in gender diversity on the Board this year and reductions in average tenure and average age of the Directors over each of the next three fiscal years, as the Board evolves and continues in its efforts to ensure a broad breadth of skills and experience while guiding this evolution.

The adoption of these resolutions followed approval by the Board, upon the recommendation of the Nominating and Governance Committee, of Corporate Governance Guidelines for the Board. The Corporate Governance Guidelines are available for review on the Company’s web site at http://ir.tessco.com/governance/governance-documents/default.aspx, and reflect many of the corporate governance principles currently followed by the Board, but also memorialize those principles and reflect improvements and enhancements thereto. Among the enhancements are guidelines for equity ownership by independent directors and a guideline stating that a director not be re-nominated by the Board to serve as a director beyond the end of an elected term during which the director achieves his or her 76th birthday, provided that the Board may re-nominate a director to serve for one additional term if the Board determines that the director’s particular circumstances, contributions or expertise so warrant.

In addition, both the Board and Nominating and Governance Committee approved Diversity Guidelines on the basis of which the Nominating and Governance Committee, in the furtherance of its duties in making recommendations to the Board concerning the qualifications of Directors, and the Board in considering and acting upon those recommendations, will support diversity on the Board. These Diversity Guidelines are consistent with the long-standing practices of the Company and of the Board in its efforts to increase diversity, including but not limited to differences in business background, skills, education and professional experience, age, gender, ethnicity and culture, race, national origin and geographic background, while also acknowledging that all appointments and nominations to the Board will be based upon merit and the suitability of the candidate for the role. These Diversity Guidelines also reflect a next step and even greater commitment to diversity and a heightened focus on candidates who will increase the gender and racial diversity of the Board. The Diversity Guidelines are also available for review on the Company’s web site at http://ir.tessco.com/governance/governance-documents/default.aspx. Neither the Diversity Guidelines nor the Corporate Governance Guidelines are incorporated into or made a part of this Current Report on Form 8-K.

Information presented in this Current Report on Form 8-K may contain forward-looking statements and certain assumptions upon which such forward-looking statements are in part based. Numerous important factors, including those factors identified in the TESSCO Technologies Incorporated Annual Report on Form 10-K and other of the Company’s filings with the Securities and Exchange Commission, and the fact that the assumptions set forth in this Current Report on Form 8-K could prove incorrect, could cause actual results to differ materially from those contained in such forward-looking statements.

SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TESSCO Technologies Incorporated

By:	/s/ Aric M. Spitulnik
Aric M. Spitulnik
Chief Financial Officer and Senior Vice President

Dated: April 6, 2020